Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc. and the Stock Option Agreement between OvaScience, Inc. and Arthur Tzianabos, Ph.D., dated September 10, 2013, of our report dated February 27, 2014, with respect to the consolidated financial statements of OvaScience, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 7, 2014